EXHIBIT 16


                 Schedule for Computation of Performance Quotation
                   ----------------------------------------------



 1.  Initial (June 30, 1995)      Net Asset Value =   $14.68

 2.  Number of hypothetical shares purchased =
             $1,000 divided by $14.68     =  68.120 shares

 3.  Amount of dividends and distributions =

 07/27/95 - $  1.17906 per share   68.120 = $ 80.32 /$ 14.83 =   5.416 shares
 12/28/95 - $   1.0822 per share   73.536 = $ 79.58 /$ 14.01 =   5.680 shares

                                                        Total=  11.096 shares

 4.  Fees charged to shareholder accounts = 0

 5.  Ending  (June 30, 1996)       Net Asset Value =  $17.47

 6.  Ending Redeemable value of hypothetical investment =

                           68.12 + 11.096 =  79.216 x $17.47 = $1,383.90

 7.  Total Return = ($1383.90 - $1,000) divided by $1,000 =  +     38.39%

 8.  Annualized Compounded Return =           38.39%
                  Number of years =               1

                                                     EXHIBIT 16 Continued


                 Schedule for Computation of Performance Quotation
                  -----------------------------------------------


 1.  Initial (December 2, 1992)   Net Asset Value =    $10.00

 2.  Number of hypothetical shares purchased =
             $1,000 divided by $10.00     =      100 shares

 3.  Amount of dividends and distributions =

 12/30/92 - $     0.01 per share  100.000 = $   1.00 /$ 10.00 =   0.100 shares
 07/30/93 - $     0.24 per share  100.100 = $  24.02 /$ 11.37 =   2.113 shares
 12/30/93 - $    0.205 per share  102.213 = $  20.95 /$ 12.38 =   1.692 shares
 12/29/94 - $    0.188 per share  103.905 = $  19.53 /$ 11.93 =   1.637 shares
 07/27/95 - $  1.17906 per share  105.542 = $ 124.44 /$ 14.83 =   8.391 shares
 12/28/95 - $   1.0822 per share  113.933 = $ 123.30 /$ 14.01 =   8.801 shares

                                                         Total   22.734 shares

 4.  Fees charged to shareholder accounts = 0

 5.  Ending  (June 30, 1996)       Net Asset Value =   $17.47

 6.  Ending Redeemable value of hypothetical investment =

                         100.000 + 22.734 =  122.734 x $17.47 = $2,144.16

 7.  Total Return = ($2144.16 - $1,000) divided by $1,000 =   +    114.42%

 8.  Annualized Compounded Return =            23.76%
             Number of years = 3 and 211/365 days = 3.5780822